Exhibit 10.1

April 24, 2012

Mr. Henry Brown
6225 leGorce Drive
Miami beach, Fl 33141

Dear henry:

I am pleased to provide you with the following offer of employment:

Position: Chief Financial Officer
Compensation: $125,000 per year plus $650 per month car allowance (Until cash flow will support, ½ salary in cash and ½ in stock valued at $0.50 per share.
Benefits: Health Insurance and other benefits as they become available
Vacation: 4 weeks per year
Stock options: 100,000 options at strike price of $1/share (see attached option agreement)
Start Date: April 24, 2012

Sincerely,

Stephen J. Dresnick, MD
President and CEO

Accepted:

___________________________
Henry Brown

5901 SW 74th Street, Suite 408 ♦ South Miami, FL  33143 ♦ 786-268-0995
www.ifsusa.net

STOCK OPTION AGREEMENT

Name of Optionee:

Date of Grant:	April 24, 2012

Expiration Date:	April 23, 2015

Number of Option Shares:	100,000,000

Option Price:	$1.00

Right to Exercise: The Option shall not be exercisable as of the Date of Grant. The Option shall become exercisable in respect of the Option Shares as follows:

April 23, 2013    33,333 shares  Expiring April 23, 2016

April23, 2014     33,333 shares  Expiring April 23, 2017

April 23, 2015    33,334 shares  Expiring April 23, 2018

In all cases if the Optionee remains as a continuing employee of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

INTERNAL FIXATION SYSTEMS INC.

By:		By:

	/s/ Henry Brown		/s/ Stephen Dresnick, MD
	Henry Brown		Stephen Dresnick, MD
Chief Executive Officer

STOCK OPTION AGREEMENT

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS OPTION AGREEMENT AND THE SECURITIES UNDERLYING THIS OPTION AGREEMENT MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS SUCH SALE, PLEDGE, HYPOTHECATION, TRANSFER, OR OTHER DISPOSITION SHALL HAVE BEEN REGISTERED UNDER SAID ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR UNTIL THE COMPANY SHALL HAVE RECEIVED A LEGAL OPINION SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT SUCH SECURITIES MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH REGISTRATION AND COMPLIANCE.

OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE COMPANY AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THIS STOCK OPTION AGREEMENT.

INTERNAL FIXATION SYSTEMS, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

This AGREEMENT (the "Agreement") is made as of the date of grant on the cover page hereof (the "Date of Grant") by and between Internal Fixation Systems Inc., a Florida corporation (the "Company"), and the individual named on the cover page hereto (the "Optionee").

1. Grant of Stock Option. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement, the Company hereby grants to the Optionee as of the Date of Grant a stock option (the "Option") to purchase the number of shares of the Company's Common Stock, $.05 par value per share, shown on the cover page hereof (the "Option Shares"). The Option may be exercised from time to time in accordance with the terms of this Agreement. The price at which the Option Shares may be purchased pursuant to this Option shall be as set forth on the cover page hereof subject to adjustment as provided on the cover page hereof and as hereinafter provided (the "Option Price"). The Option is intended to be a non-qualified stock option and shall not be treated as an "incentive stock option" within the meaning of that term under Section 422 of the Code, or any successor provision thereto; this Agreement shall be construed in a manner that will effectuate such intent.

2. Term of Option. The term of the Option shall commence on the Date of Grant and, unless earlier terminated in accordance with Section 6 hereof, shall expire as listed previously.

3. Right to Exercise. Subject to the expiration or earlier termination of this Option in accordance with its terms, the Option shall become exercisable as set forth on the cover page hereof. To the extent the Option is exercisable, it may be exercised in whole or in part. In no event shall the
Optionee be entitled to acquire a fraction of one Option Share pursuant to the Option. After the Optionee has exercised all or part of the Option in accordance with its terms  and conditions, the Optionee shall be entitled to the privileges of ownership with respect to Option Shares purchased and delivered to the Optionee upon such exercise.

STOCK OPTION AGREEMENT

4. Transferability of Option. The Shares underlying this Option may be assignable by the Optionee upon written notice which shall be attached to the Notice of Exercise. This Option  may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his or her legal incapacity, by his or her guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

5. Notice of Exercise; Payment. To the extent then exercisable, the Option may be exercised by written notice to the Company stating the number of Option Shares for which the Option is being exercised and the intended manner of payment. The date of such notice shall be the exercise date. Payment equal to the aggregate Option Price of the Option Shares for which the Option is being exercised shall be tendered in full with the notice of exercise to the Company in cash in the form of currency or check or other cash equivalent acceptable to the Company. The Optionee may also tender the Option Price by (a) the actual or constructive transfer to the Company of nonforfeitable, nonrestricted Common Shares that have been owned by the Optionee for more than six months prior to the date of exercise, or (b) by any combination of the foregoing methods of payment, including a partial tender in cash and a partial tender in nonforfeitable, nonrestricted Common Shares. Nonforfeitable, nonrestricted Common Shares that are transferred by the Optionee in payment of all or any part of the Option Price shall be valued on the basis of their fair market value per Common Share as determined by the Board. As a further condition precedent to the exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of, or supervision over, the issuance of Common Shares and in connection therewith shall execute any documents which the Board or a Committee thereof shall in its sole discretion deem necessary or advisable. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the exercise date a sufficient number of Option Shares that are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Option Price plus payment of any applicable withholding taxes, to the extent permitted by law.

6. Termination of Agreement. This Agreement and the Option granted hereby shall terminate automatically and without further notice on the earliest of the following dates:

 (a) 120 days after the Optionee's death or permanent and total disability, if the Optionee dies or becomes permanently and totally disabled while being affiliated with IFS as a consultant, employee, member of an Advisory Board, or member of the IFS Board of Directors through such date.

(b) 90 days after the Optionee's retirement under a retirement plan of the Company or one of its Subsidiaries at or after the earliest voluntary retirement age provided for in such retirement plan or retirement at any earlier age with the consent of the Board;

(c) After 90 days of Optionee no longer being an employee of the Company

STOCK OPTION AGREEMENT

7. Effect of Certain Transactions. In the event of a Change in Control (as defined in the Employment Agreement), the Option (or portion thereof that has not become exercisable as provided above before such Change in Control) will become immediately exercisable as of the date of such Change in Control. Notwithstanding the foregoing, the initial public offering of the Company's capital stock under the Securities Act of 1933, as amended, will not constitute a Change in Control.

8. Company's Right of Repurchase.

(a) Exercise of Right. The Company shall have the right (the "Repurchase Right") to repurchase some or all of the Option Shares which the Optionee has elected to exercise from the Optionee, upon the occurrence of any of the events specified in Section 8(b) below (each, a "Repurchase Event"). The Repurchase Right may be exercised by the Company within 180 days following the date of such Repurchase Event (the "Repurchase Period"). The Repurchase Right shall be exercised by the Company by giving the holder written notice on or before the last day of the Repurchase Period of its intention to exercise the Repurchase Right, and, together with such notice, tendering to the holder an amount equal to the Fair Market Value of the shares, determined as provided in Section 8(c). The Company may assign the Repurchase Right to one or more persons or legal entities. Upon exercise of the Repurchase Right in the manner provided in this Section 8(a), the Optionee shall deliver to the Company the stock certificate or certificates representing the Option Shares being repurchased, duly endorsed and free and clear of any and all liens, charges, and encumbrances.

If Option Shares are not purchased under the Repurchase Right, the Optionee and his or her successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of this Section 8 and Section 9 hereof.

 (b) Company's Right to Exercise Repurchase Right. The Company shall have the Repurchase Right in the event that any of the following events shall occur:

(i) (x) The filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Optionee, or (y) the Optionee being subjected involuntarily to a petition or assignment or to an attachment or other legal or equitable interest with respect to his or her assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, or (z) the Optionee being subject to a transfer of Option Shares by operation of law, except by reason of death.

(c) Determination of Fair Market Value. For purposes of this Section 8, the Fair Market Value of the Option Shares shall be determined as of the date of the Repurchase Event by the Board in good faith and using reasonable assumptions.

STOCK OPTION AGREEMENT

(d) Failure to Deliver Option Shares. If the Optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 9, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Optionee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Optionee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Optionee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Option Shares delivered to the Optionee reflecting the restrictions on transfer provided in this Section 9.

(e) Expiration of Company's Right of First Refusal. The first refusal rights of the Company set forth above shall remain in effect until the closing of an Initial Public Offering.

9. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company,  nor limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of the Optionee.

10. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local, or foreign taxes in connection with the exercise of the Option,  and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the exercise of the Option that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Company will pay any and all issue and other taxes in the nature thereof which may be payable by the Company in respect of any issue or delivery upon a purchase pursuant to this Option.

11. Compliance with Law. Notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any applicable federal or state securities law.

12. Adjustments. The Board may make or provide for such adjustments in the Option Price and in the number or kind of shares or other securities covered by outstanding Options as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Optionees that would otherwise result from any (a) stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company or (b) merger, consolidation, separation, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase stock. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding Options under this
Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Options so replaced.

14. Availability of Common Shares. The Company shall at all times until the expiration of the Option reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Option Shares deliverable upon the exercise of this Option.

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STOCK OPTION AGREEMENT

15. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall materially adversely affect the rights of the Optionee under this Agreement without the Optionee's consent.

16. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

19. Successors and Assigns. Without limiting Section 4 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives, and assigns of the Optionee, and the successors and assigns of the Company.

20. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

21. Notices. Any notice to the Company provided for herein shall be in writing to the Company, marked Attention: President, and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Any written notice required to be given to the Company shall be deemed to be duly given only when actually received by the Company.

22. Securities Laws Compliance. The Optionee acknowledges that the Option will be held by the Optionee for investment for the Optionee's own account and not with a view to, or for, resale, transfer, or distribution. The Optionee acknowledges that the Optionee has no intention of participating directly or indirectly in a distribution of the Option. The Optionee understands that prior to exercising the Option, the Optionee shall be required to reaffirm these representations and warranties as to the Option Shares that shall be issued upon exercise.

23. Compliance with Section 409A of the Code. The Plan and this Agreement are intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. This Agreement shall be treated in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of Treasury and the Internal Revenue Service with respect thereto (the "Guidance"). Any provision of this Agreement that would cause a grant or any other payment under the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code

Section 409A (which amendment may be retroactive to the extent permitted by the Guidance). Notwithstanding the foregoing, nothing herein shall create any obligation by the Company to the Optionee should any grant or other payment fail to satisfy Section 409A of the Code.

END OF AGREEMENT